Exhibit 10.1

AGREEMENT TO ASSIGN ASSETS

THIS AGREEMENT TO ASSIGN ASSETS (this “Agreement”) is entered into as of April 30, 2014 by and between CABINET GROW, INC., a California corporation (the “Corporation”) and MATT LEE, an individual (“Lee”).

RECITALS:

A.  Lee developed certain intellectual property and acquired certain other assets related to the business currently conducted by Lee as a sole proprietorship under the name “Universal Hydro.”

B.  Lee wants to assign all of his rights, title and interests in certain intellectual property and certain tangible assets in exchange for the Corporation issuing shares of stock to him, and the Corporation wants such intellectual property rights and tangible assets to be assigned to it in exchange for issuing shares of stock to Lee.

AGREEMENT:

The parties hereby agree as follows:

1.  Assignment of Intellectual Property. As consideration for the Corporation issuing 5,000,000 shares of its Common Stock to Lee, Lee hereby irrevocably assigns to the Corporation all of his rights, title and interests in the following intellectual property and tangible assets: intellectual property- for purposes of this Agreement, “Intellectual Property” means intellectual property rights, including any (1) any patent, patent application (whether registered or unregistered), copyright (whether registered or unregistered), copyright application (whether registered or unregistered) trade secret, trademark (whether registered or unregistered), trademark application, trade name, service mark (whether registered or unregistered), service mark application, confidential information, know-how, process, technology, development tool, ideas, concepts, design right, database right, methodology, algorithm or invention, (ii) any right to use or exploit any of the foregoing, and (iii) any other proprietary right, whether arising under the laws of the Unite States or any other country (the “Intellectual Property”). Tangible assets- for the purpose of this Agreement, “Tangible Assets” means (i) all inventory, tooling, office furniture, office and warehouse supplies, computers, phones and peripheral equipment, video camera and media production equipment, and all other personal property located at 17801 Main St. Suite E, Irvine, CA 92614, 9ii) all cash accounts utilized exclusively for business purposes (JPMorgan Chase bank & Co account number ending in 5169 and Paypal account number ending in B2D54, (iii) digital property including all websites, domains, social media accounts and related property secured for use related to the business currently conducted by Lee as a sole proprietorship under the name “Universal Hydro” (the “Tangible Assets”). The Intellectual Property and the Tangible Assets are referred to herein collectively as the “Transferred Property”. Lee represents and warrants to the Corporation that he does not retain any right, title or interest in any of the Transferred Property. As additional consideration for shares of the Corporation’s Common Stock to be issued to pursuant to this Agreement, Lee further agree that any modifications or improvements to any of the Intellectual Property developed by him at any time during which he is a director, officer and/or employee of the Corporation will be owned exclusively by the Corporation and that he will not retain any rights, title or interests in any such improvements or modifications.

2.  Issuing Shares of Stock. The Corporation agrees to issue 5,000,000 shares of its Common Stock to Lee in exchange for the consideration set forth in Section 1 above; with such stock issuance to be pursuant to a Subscription Agreement by and between the Corporation and Lee.

3.  Cooperation. Lee agrees to perform all acts deemed necessary or desirable by the Corporation to permit and assist it in evidencing, perfecting, obtaining, maintaining, defending and enforcing the Corporation’s rights to the Transferred Property and/or the assignment of the Transferred Property to the Corporation by Lee. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Lee hereby irrevocably designates and appoints the Corporation and its duly authorized officers and agents, as their respective agents and attorneys-in-fact, with full power of substitution, to act for and in behalf and instead of Lee, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Lee.

4.  Jurisdiction and Venue. Any controversy or claim between or among the parties, their agents, employees and affiliates, arising out of or relating to this Agreement, including without limitation any claim based on or arising from an alleged tort, will be resolved in either Federal District Court or in California Superior Court in Orange County, California and such courts have shared exclusive jurisdiction and venue to adjudicate such disputes. The parties hereby consent to such exclusive jurisdiction and venue and waive any objections thereto.

5.  Governing Law. This Agreement and any matter related to or arising under this Agreement will be governed by and construed in accordance with the internal laws of the State of California, regardless of any conflicts or choice of law provision of any jurisdiction.

6.  Attorneys Fees. The prevailing party (as “prevailing party” is defined in California Code of Civil Procedure Section 1032(a)(4), interpreted to apply to arbitration as well as judicial proceedings) in any dispute relating to or arising under this Agreement will be entitled to recover all of its reasonable expenses, costs, and attorneys fees associated with that dispute.

7.  Captions. Captions are supplied herein for convenience only and will not be deemed a part of this Agreement for any purpose.

8.  Facsimile and PDF Signatures. This Agreement may be executed by a party’s signature transmitted by facsimile (“fax”) or e-mailed pdf (“pdf”), and copies of this Agreement and any such document or instrument executed and delivered by means of faxed or pdf signatures shall have the same force and effect as copies executed and delivered with original signatures. All parties hereto may rely upon faxed or pdf signatures as if such signatures were originals. Any party executing and delivering this Agreement and any such document or instrument by fax or pdf shall promptly thereafter deliver a counterpart signature page and the fully executed original or counterpart original of any such document or instrument containing said party’s original signature. All parties hereto agree that a faxed or pdf signature may be introduced into evidence in any proceeding arising out of or related to this Agreement or any such document or instrument as if it were an original signature.

9.  Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances will to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby and each term and provision of this Agreement will be valid and enforced to the fullest extent permitted by law.

10.  Amendment. This Agreement may be modified only by a written amendment signed by both parties.

11.  Rules of Construction. This Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party. All references to “parties” refer to the parties to this Agreement unless expressly indicated otherwise. References to Sections are to Sections of this Agreement unless expressly indicated otherwise. References to “provisions” of this Agreement refer to the terms, conditions and promises contained in this Agreement. “Including” means “including without limitation” and “includes” means “includes without limitation.” “Or” is inclusive and includes “and.” Headings are for the convenience of the parties and will not be construed to define or interpret any provision of this Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement to Assign Assets as of the date first written above.

CABINET GROW, INC., a California corporation

By:	/s/ Sam May	/s/ Matt Lee
	Sam May, President	MATT LEE, an individual